UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2014

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, the Board of Directors (the “Board”) of Opexa Therapeutics, Inc. (the “Company”) appointed Timothy Barabe and Hans-Peter Hartung, M.D. as directors, each with a term of office expiring at the 2014 annual meeting of shareholders.  Mr. Barabe will also serve as a member of the Board’s Audit Committee and Compensation Committee.

In connection with their appointment to the Board, Mr. Barabe and Dr. Hartung participate in the Company’s compensation package for non-employee outside directors and received the following (reflecting approximately 80% of the standard annual compensation package for directors due to their mid-year commencement of service):

(i)

an option to purchase 12,900 shares of the Company’s common stock having a Black-Scholes determined value of $24,000 on the date of grant, with 50% vesting upon grant and the balance vesting on December 31, 2014, and with an exercise price equal to the fair market value of the common stock on the grant date;

(ii)	an option to purchase 4,300 shares of the Company’s common stock having a Black-Scholes determined value of $8,000 on the date of grant, with 50% vesting upon grant and the balance vesting on February 28, 2015, and with an exercise price equal to the fair market value of the common stock on the grant date; and

(iii)	$12,000 in cash, payable in equal installments on each of June 30, 2014, September 30, 2014 and December 31, 2014, which, at the individual election of each director, may instead be paid in the form of either (x) an option to purchase shares of the Company’s common stock with a Black-Scholes determined value of $12,000 on the date of grant, with vesting and other terms to be the same as the first option component noted above except that vesting will take place in equal installments on each of June 30, 2014, September 30, 2014 and December 31, 2014 or (y) restricted shares of the Company’s common stock with a fair market value equal to $12,000, with vesting in equal installments on each of June 30, 2014, September 30, 2014 and December 31, 2014.

Dr. Hartung has been, and continues to be, a member of the Company’s Scientific Advisory Board.  However, there have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party and in which Mr. Barabe or Dr. Hartung had, or will have, a direct or indirect material interest.

Additional information about Mr. Barabe and Dr. Hartung can be found in the press release issued by the Company, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued by Opexa Therapeutics, Inc. on March 20, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	March 20, 2014	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Opexa Therapeutics, Inc. on March 20, 2014